Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information:
March 31, 2010	Contact: Eric Paul
Dividend Capital
(303) 228-2200

INDUSTRIAL INCOME TRUST ANNOUNCES APPOINTMENT

OF DWIGHT MERRIMAN AS CHIEF EXECUTIVE OFFICER

AND TOM MCGONAGLE AS CHIEF FINANCIAL OFFICER

COMPANY ALSO MEETS MINIMUM OFFERING REQUIREMENTS

DENVER, CO — March 31, 2010 — Industrial Income Trust Inc., a public non-traded real estate investment trust (REIT) sponsored by a Dividend Capital affiliate, announced today that it has appointed Dwight L. Merriman, III as Chief Executive Officer and Thomas G. McGonagle as Chief Financial Officer and Treasurer.

Experienced Executives Join Company

Mr. Merriman has over 25 years of real estate investment and development experience. Prior to joining Industrial Income Trust, Mr. Merriman served from September 2007 through March 2010 as a Managing Director and the Chief Investment Officer of Stockbridge Capital Group LLC, a private equity real estate fund group based in San Francisco, California, which has more than $3 billion in real estate under management.

Previously Mr. Merriman was a Managing Director of RREEF Funds, where he served on the investment committee and was involved in approving approximately $5 billion in commercial real estate transactions. While at RREEF Funds he started CalSmart, a $1.2 billion value-added real estate investment fund with the California Public Employees’ Retirement System. Prior to RREEF Funds, Mr. Merriman spent approximately five years as a Managing Director at CarrAmerica Realty Corporation, and served for the previous eleven years in various capacities with the Los Angeles development firm of Overton, Moore & Associates. Mr. Merriman received a B.S. in Business Administration from the University of Southern California and an M.B.A. from the Anderson School at the University of California at Los Angeles.

“We believe there is a tremendous opportunity to build a leading national operating platform in the industrial real estate sector over the coming years,” said Mr. Merriman. “I am very pleased to be joining the Dividend Capital group of companies, whose principals and affiliates have previously sponsored a number of successful industrial platforms.”

The Board of Directors of Industrial Income Trust has also elected Mr. Merriman as a director of Industrial Income Trust, but his election is subject to the condition that an additional independent director must first be elected to the Board. Subject to and simultaneous with the Board’s determination to elect an additional independent director, the Board has determined to increase the size of the Board from three to five directors.

In conjunction with Mr. Merriman joining Industrial Income Trust, Evan Zucker has stepped down from the office of President. Mr. Zucker also has been elected as a director of Industrial Income Trust and has been appointed to the office of Chairman of the Board of Directors of Industrial Income Trust, replacing John Blumberg, who stepped down from the Board and from the office of Chairman of the Board on March 31, 2010.

In addition, Tom McGonagle joins Industrial Income Trust as Chief Financial Officer and Treasurer. From April 2007 to December 2008, Mr. McGonagle was Senior Vice President of Corporate Development at MacDermid, Incorporated, an $800 million specialty chemical company (formerly listed on NYSE: MRD). Prior to joining MacDermid, Mr. McGonagle was Senior Vice President and Chief Financial Officer at Vistar Corporation, a $3 billion food distribution company, where he was responsible for the finance department, including all accounting, reporting, audit, bank, capital markets and merger and acquisition activities. Previously, Mr. McGonagle served as Managing Director and Co-Head of the U.S. Merchant Banking Group at Babcock & Brown LP, and as a Managing Director of the Financial Sponsors Group of Donaldson, Lufkin & Jenrette/Credit Suisse.

Mr. McGonagle also serves as Chairman of the Board of Directors of Pinnacle Gas Resources, Inc., an independent energy company (Nasdaq: PINN), and is a director and chairman of the audit committee of Consolidated Container Company LLC, a private $800 million plastic packaging manufacturer. Mr. McGonagle received his B.A. in Economics from Dartmouth College and M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College.

“Commercial real estate companies with access to equity capital, a targeted property strategy and conservative leverage should be well-positioned for the long term,” said Mr. McGonagle. “The management team at Industrial Income Trust will be highly focused on meeting these corporate objectives.”

“Dwight Merriman and Tom McGonagle bring a wealth of high-level executive experience to Industrial Income Trust,” said Evan Zucker, Chairman of Industrial Income Trust. “As we build and grow the company, we are very pleased to have the leadership of an experienced real estate acquisitions, development and operations professional such as Dwight. Similarly, Tom’s responsibilities as a senior financial officer at both private and public companies, as well as his significant experience across both debt and equity capital markets, provide the company a strong foundation in corporate finance, accounting, audit, mergers and acquisitions, and debt management.”

Minimum Offering Requirements Met

Industrial Income Trust also announced that it has raised sufficient offering proceeds to satisfy the minimum offering requirements (with respect to all states other than Pennsylvania and Tennessee) of its initial public offering of $2 billion, which was declared effective on December 18, 2009. Accordingly, the offering proceeds received from stockholders (other than proceeds received from residents of the states of Pennsylvania and Tennessee) will be released from escrow on March 31, 2010. As previously disclosed, because the minimum offering requirements were met on or before March 31, 2010, Industrial Income Trust’s Board of Directors has authorized Industrial Income Trust to pay a quarterly cash distribution of $0.15625 per share of common stock for the quarterly period ending June 30, 2010 to all common stockholders of record as of the close of business on each day of such quarter. This distribution will be calculated based on the number of days each stockholder has been a stockholder of record.

Shares of Industrial Income Trust are sold to investors through a network of broker dealers and financial advisors across the United States. Industrial Income Trust intends to invest in a diversified portfolio consisting primarily of high-quality distribution warehouses and other industrial properties that are leased to creditworthy corporate customers. Industrial Income Trust’s core industrial strategy is to focus on building a national platform while overweighting markets that have high barriers to entry, proximity to a large demographic base, and/or access to major distribution hubs. Industrial Income Trust’s primary investment objectives include preserving and protecting stockholders’ capital contributions, providing current income to stockholders in the form of regular cash distributions and realizing potential capital appreciation upon the sale of assets or other liquidity event. A Dividend Capital affiliate is the sponsor of Industrial Income Trust, and the product is distributed through Dividend Capital Securities, a FINRA member firm. Dividend Capital affiliates have raised over $3.4 billion of equity capital since 2003 in prior public offerings for two other REITs.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy.

This material contains forward-looking statements (such as those concerning investment objectives, strategies, opportunities, other plans and objectives for future operations or economic performance, or related assumptions or forecasts) that are based on Industrial Income Trust’s current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties, including, without limitation, Industrial Income Trust’s ability to execute on its investment strategy, the availability of affordable financing, Industrial Income Trust’s ability to identify and time investments that will generate attractive returns for investors and those risks set forth in the “Risk Factors” section of Industrial Income Trust’s Annual Report on Form 10-K for the year ended December 31, 2009 (available at www.industrialincome.com). Any of these statements could be inaccurate, and actual events or our investments and results of operations could differ materially from those expressed or implied. To the extent that Industrial Income Trust’s assumptions differ from actual results, Industrial Income Trust’s ability to meet such forward-looking statements, including its ability to invest in a diversified portfolio of quality real estate investments and to generate attractive returns for investors, may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. Industrial Income Trust cannot assure you that we will attain our investment objectives. Industrial Income Trust’s charter places numerous limitations on it with respect to the manner in which it may invest its funds. These limitations cannot be changed unless Industrial Income Trust’s charter is amended, which requires the approval of its stockholders.

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